Exhibit 11.1

                             EQUIVEST FINANCE, INC.
                        Computation of Earnings Per Share

                    For the Quarter Ended September 30, 1999
                    ----------------------------------------

                                                  Income            Shares      Per-Share
                                               (Numerator)       (Denominator)    Amount
                                               -----------       -------------    ------
Net Income                                     $ 2,911,796
Less: Preferred Stock dividends                   (150,000)
                                               -----------
Basic earnings per share:
  Income available to common stockholders        2,761,796        25,688,351      $ .11
                                                                                  =====

Effect of dilutive securities:
  Warrants                                                            87,117
  Stock options                                                      410,848
                                               -----------        ----------

Diluted earnings per share:
  Income available to common stockholders
    plus assumed conversions                   $ 2,761,796        26,186,316      $ .11
                                               ===========       ===========      =====

                    For the Quarter Ended September 30, 1998
                    ----------------------------------------

                                                  Income            Shares      Per-Share
                                               (Numerator)       (Denominator)    Amount
                                               -----------       -------------    ------
Net Income                                     $ 1,234,395
Less: Preferred Stock dividends                   (150,000)
                                               -----------
Basic earnings per share:
  Income available to common stockholders        1,084,395        23,053,532      $ .05
                                                                                  =====

Effect of dilutive securities:
  Warrants                                                            95,246
  Stock options                                                      393,485
                                               -----------        ----------

Diluted earnings per share:
  Income available to common stockholders
    plus assumed conversions                   $ 1,084,395        23,542,263      $ .05
                                               ===========       ===========      =====


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